UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2022
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PhaseBio Pharmaceuticals, Inc.
(Exact name of registrant as specified in its Charter)
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Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Great Valley Parkway, Suite 30
Malvern, Pennsylvania 19355
(Address including zip code of principal executive offices)

(610) 981-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PHASQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

*On November 3, 2022, the issuer’s common stock was suspended from trading on The Nasdaq Stock Market LLC (“Nasdaq”). Effective November 4, 2022, trades in the issuer’s common stock began being quoted on the OTC Pink Marketplace under the symbol “PHASQ.”

Item 1.01	Entry into a Material Definitive Agreement.
As previously disclosed, on October 23, 2022, PhaseBio Pharmaceuticals, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of Title 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing a Chapter 11 case for the Company (Case No. 22-10995-LSS) (the “Chapter 11 Case”). The Company continues to operate its business and manage its properties as a debtor in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code under the jurisdiction of the Bankruptcy Court.
On November 4, 2022, the Company entered into an asset purchase agreement (the “Agreement”) with Chiesi Farmaceutici S.p.A., a private limited company organized under the Laws of Italy (the “Purchaser”), pursuant to which the Purchaser agreed to acquire, subject to the terms and conditions contained in the Agreement, all of the assets of the Company primarily related to the Company’s business in connection with bentracimab, also known as PB2452 (the “Product”), including intellectual property, regulatory documentation and goodwill (collectively, the “Assets”), and to assume certain specified liabilities of the Company (collectively, the “Liabilities” and such acquisition of Assets and assumption of Liabilities, the “Transaction”), subject to the terms and conditions contained therein. Under the Agreement, the Purchaser has agreed to serve as the “stalking horse” bidder, and the Transaction remains subject to higher or otherwise better bids.
The Transaction, and the designation of the Purchaser as the stalking horse bidder, is subject to the approval of the Bankruptcy Court. As the proposed stalking horse bidder, the Purchaser’s offer to purchase the Assets and assume the Liabilities, as set forth in the Agreement, would serve as the minimum, or floor, bid. On November 4, 2022, the Company filed a motion with the Bankruptcy Court seeking authority to sell the Assets to the Purchaser pursuant to Section 363 of the Bankruptcy Code, subject to higher or otherwise better bids, approval of the proposed bidding procedures, designation of the Purchaser as the stalking horse bidder, and a motion requesting a hearing on approval of the bidding procedures (the “Sale Motion”). Pursuant to the Agreement, and as set forth in the proposed bidding procedures filed with the Sale Motion, if the Company receives any qualified bids by the proposed bid deadline of December 9, 2022, the Company must conduct an auction, which is proposed to take place on December 12, 2022.
Under the terms of the Agreement, the Purchaser has agreed to acquire the Assets from the Company for approximately (i) $40 million in cash to be paid at the closing of the Transaction (subject to adjustment for amounts to be paid in excess of the cap established by the Company and the Purchaser to cure any defaults under the contracts being assigned that are required to be cured under the Bankruptcy Code), plus (ii) future contingent payments of up to $60 million (the “Milestone Payments”) in cash upon the completion of certain regulatory milestone events (the “Milestone Events”), subject to potential offsets, as follows:
•$30 million upon the accelerated approval by the Food and Drug Administration (“FDA”) of the Product (the “Accelerated Approval”), subject to potential offsets; and
•$30 million upon the full approval by the FDA of the Product (the “Full Approval”), subject to potential offsets.
If the Full Approval is achieved prior to the Accelerated Approval, then the full $60 million will be payable, provided that the Milestone Payments will be subject to certain reductions as set forth in the Agreement in the event the Milestone Events are achieved on or after August 1, 2024.
Pursuant to the terms of the Agreement, the Purchaser is required to deposit $4 million (the “Deposit Funds”) with an escrow agent within three business days after the execution of the Agreement, which amount will be credited against the purchase price payable by the Purchaser upon the closing of the Transaction. The Deposit Funds would be returned to the Purchaser if the Agreement is terminated, except in certain circumstances relating to certain material breaches by the Purchaser. If the Bankruptcy Court approves the bidding procedures and the Agreement is later terminated, and if the Company consummates an alternative transaction, the Company will be required to reimburse the Purchaser for its reasonable expenses of up to $750,000 and to pay the Purchaser a break-up fee of $2 million.
The Agreement contains customary representations and warranties of the parties. The completion of the Transaction is subject to a number of customary conditions, in addition to the entry of an order of the Bankruptcy Court authorizing and approving the Transaction, including that a specified number of required employees shall have accepted and not rescinded offers of employment or engagement as a consultant or independent contractor with the Purchaser.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which has been filed together with the Sale Motion and is also attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 1.01.

Item 1.03	Bankruptcy or Receivership.
The information set forth above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.03.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements, including statements regarding the Chapter 11 Case, the Company’s ability to complete the Transaction and its ability to continue operating in the ordinary course while the Chapter 11 Case is pending, within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “potential,” “projects,” “target,” “will,” “would” and “future” or similar expressions are intended to identify forward-looking statements. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, (i) the consummation of the Transaction; (ii) potential adverse effects of the Chapter 11 Case on the Company’s liquidity and results of operations; (iii) the Company’s ability to obtain timely approval by the Bankruptcy Court of the motions filed in the Chapter 11 Case; (iv) objections to the Agreement, the bidding procedures, or other pleadings filed that could protract the Chapter 11 Case; (v) employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; (vi) the Company’s ability to comply with the restrictions imposed by the terms and conditions of the Company’s financing arrangements; (vii) the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Case; (viii) the effects of the Chapter 11 Case on the Company and on the interests of various constituents, including holders of the Company’s common stock; (ix) the Bankruptcy Court’s rulings in the Chapter 11 Case, including the approvals of the terms and conditions of the Transaction, and the outcome of the Chapter 11 Case generally; (x) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Case; (xi) risks associated with third party motions in the Chapter 11 Case, which may interfere with the Company’s ability to consummate the Transaction or an alternative transaction; (xii) increased administrative and legal costs related to the Chapter 11 process; (xiii) exposure to potential litigation, including related to the Agreement, and inherent risks involved in a bankruptcy process; (xiv) the occurrence of any event, change or other circumstances that could give rise to the right of the Company or the Purchaser to terminate the Agreement; (xv) the possibility that the anticipated benefits of the Transaction are not realized when expected or at all, including if the Milestone Events are not achieved or as a result of the impact of, or problems arising from, the integration of the Assets; (xvi) the possibility that the Transaction may be more expensive to complete than anticipated; (xvii) diversion of management’s attention from ongoing business operations and opportunities; (xviii) potential adverse reactions or changes to business or employee relationships, including those resulting from the bankruptcy proceedings of the Company or announcement or completion of the Transaction; (xix) the outcome of ongoing litigation involving the Company; (xx) risks arising from the delisting of the Company’s common stock from Nasdaq; and other risks and uncertainties, including those described in the section entitled “Risk Factors” in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission and in other filings the Company makes with the Securities and Exchange Commission from time to time. The forward-looking statements herein do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update the information contained in this Current Report on Form 8-K to reflect new events or circumstances, except as required by law.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of November 4, 2022, by and between PhaseBio Pharmaceuticals, Inc. and Chiesi Farmaceutici S.p.A.

104	Cover page interactive data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: November 8, 2022	By:	/s/ John P. Sharp
John P. Sharp
Chief Financial Officer